EXHIBIT 99.1

Epic Bancorp

851 Irwin Street San Rafael, CA 94901 (415) 526-6400

For Immediate Release June 16, 2005

Contact:	Kit M. Cole Chairman/CEO 415-526-6400

Epic Wealth Management Services Names Jeff Roush as CEO

San Rafael, CA—June 16, 2005 -- Epic Bancorp (NASDAQ:EPIK) today announced that Jeffrey A. Roush, who has spent more than two decades in executive positions in the financial services industry, has been named president and chief executive officer of Epic Wealth Management.

In this newly created position, Roush will report to Epic Bancorp chairperson Kit M. Cole. Epic Wealth Management services are provided at the five branch locations of Tamalpais Bank in Marin County. Epic Wealth Management was created in January 2005 to offer fee-based investment management, financial planning, and a wider range of wealth management capabilities.

“We are extremely pleased to have an executive of Jeff’s caliber joining us,” said Cole. “His experience covers the entire range of portfolio trading and management, institutional and family office sales, as well as strategy and product development.”

Roush, a graduate of the University of Wisconsin, joins Epic Wealth Management from the Bank of Montreal/Harris Private Bank, where he was chief operating officer of HarrismyCFO, Inc. and senior managing director of U.S. corporate development.

“I look forward to working with the entire Epic Bancorp group to deliver integrated and comprehensive wealth management services to our clients and enhance their ability to achieve their lifetime goals,” said Roush, “Our goals are to grow the wealth management capabilities of EPIC Bancorp both through organic business development and through the acquisition of other investment advisory firms.”

In addition to his work with Bank of Montreal/Harris Private Bank, Roush has held senior positions with CSFBdirect Institutional, Charles Schwab & Company and Fidelity Investment Advisor Group.

Epic Wealth Management and Tamalpais Bank are both wholly owned subsidiaries of Epic Bancorp. Tamalpais Bank operates five full service branches in Marin County, located in Mill Valley, Greenbrae, San Anselmo, central San Rafael and in Terra Linda at the Northgate shopping area. A sixth branch, Corte Madera, will open later this year.

Epic Wealth Management currently has more than $250 million of client equity and fixed-income investments.

Epic Bancorp
Press Release
June 16, 2005

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, contact Jeff Roush at (415) 526-4300.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com), based in San Rafael, CA, is the holding company of Tamalpais Bank, which operates five full-service banks in Marin County. The Company had $440 million in assets and $277 million in deposits for the period ended March 31, 2005. Shares of the Company’s common stock are traded on the NASDAQ SmallCap Market System under the symbol EPIK. For additional information, please contact Kit Cole at (415) 526-6400.

About Tamalpais Bank in the Community

From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. For additional information, please contact Mark Garwood at (415) 454-1212.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged;(5) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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